UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 6, 2018

QTS Realty Trust, Inc.

QualityTech, LP

(Exact name of registrant as specified in its charter)

Maryland (QTS Realty Trust, Inc.) Delaware (QualityTech, LP)	001-36109 333-201810	46-2809094 27-0707288
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

12851 Foster Street Overland Park, KS	66213
(Address of principal executive offices)	(Zip Code)

(913) 814-9988

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2018, QTS Realty Trust, Inc. (the “Company”), QualityTech, LP (the “Operating Partnership”) and Quality Technology Services, LLC (“Employer”) entered into an amendment (the “Amendment”) to the employment agreement with William Schafer, the Company’s Executive Vice President — Finance and Accounting, dated February 16, 2017 and that became effective on April 3, 2017 (the “Employment Agreement”). Among other things, the Amendment provides for a base salary of $350,000, which may be adjusted upon annual review, and a bonus opportunity targeted at 100% of base salary based on factors and criteria, including the financial performance of the Company and the performance by Mr. Schafer of his duties under the Employment Agreement, as determined in the sole discretion of the Company. Previously, the Employment Agreement provided for a base salary of not less than $350,000, subject to review by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) no less than annually and which could not be decreased, and a bonus targeted at 100% of base salary for threshold performance, with additional amounts paid for exceptional performance as determined by the Compensation Committee.  The Amendment further provides that Mr. Schafer will be eligible to receive grants of equity awards, as determined by the Company, subject to three-year time-based vesting but may be subject to performance-based vesting, with a target award value of 100% of his base salary.  Previously, the Employment Agreement provided that such awards had a target value of 200% of base salary.

Under the Amendment, Mr. Schafer waived his right of termination for “Good Reason” under the Employment Agreement related to any changes contained in the Amendment or any prior modifications or actions by the Company prior to the signing of the Amendment.  In addition, a notice for termination for “Good Reason” must be given within 45 days of the event, if such event cannot be cured, instead of 152 days as previously provided in the Employment Agreement.

The Amendment continues to provide for a one-year term, expiring April 3rd of each year, unless either party gives a non-renewal notice, but such notice must be given at least 30 days prior to the expiration of the term, rather than 90 days prior thereto, as previously provided in the Employment Agreement.

Except as set forth in the Amendment, all other terms of the Employment Agreement shall remain in full force and effect.

The foregoing description of the Amendment does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  The following exhibits are filed as part of this report:

Exhibit Number	Exhibit Description

10.1	Amendment No. 4 to Employment Agreement, dated as of August 6, 2018, by and among QTS Realty Trust, Inc., QualityTech, LP, Quality Technology Services, LLC and William H. Schafer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QTS Realty Trust, Inc.

DATE: August 10, 2018	/s/ Shirley E. Goza
Shirley E. Goza
Secretary, Vice President and General Counsel

QualityTech, LP

By: QTS Realty Trust, Inc.,
its general partner

DATE: August 10, 2018	/s/ Shirley E. Goza
Shirley E. Goza
Secretary, Vice President and General Counsel